                                                                EXHIBIT 23.5


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


   As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 6 to Registration Statement No. 333-61506 of Northrop Grumman Corporation of our reports dated February 2, 2001, included in Newport News Shipbuilding Inc.'s Form 10-K for the year ended December 31, 2000, and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP


 Arthur Andersen LLP


Vienna, Virginia


November 16, 2001